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                                                                   Exhibit 10(a)
                  NON-QUALIFIED DEFERRED COMPENSATION AGREEMENT
                  ---------------------------------------------

                  THIS NON-QUALIFIED DEFERRED COMPENSATION AGREEMENT (the "Agreement") is made effective as of December 31, 1997, by and between APPLIED INDUSTRIAL TECHNOLOGIES, INC., an Ohio corporation (hereinafter referred to as the "Company"), and J. Michael Moore (hereinafter referred to as "Moore").

                              W I T N E S S E T H:

                  WHEREAS, the Company acquired INVETECH Company, a Michigan corporation (hereinafter referred to as "INVETECH") on July 31, 1997; and

                  WHEREAS, pursuant to the terms of a certain Consulting, Noncompetition and Confidentiality Agreement dated July 31, 1997 (hereinafter referred to as the "Consulting Agreement") between the Company, Moore, and Oak Grove Consulting Group, Inc., the Company and Moore agreed to amend a certain salary continuation agreement between Moore and INVETECH dated March 28, 1991 (hereinafter referred to as the "Salary Continuation Agreement") to provide that payments thereunder shall be equal to the amount accrued on the Closing Balance Sheet of INVETECH with respect to said Salary Continuation Agreement plus $500,000, adjusted for commencement at age 60 using an interest rate of 7.7% for services previously rendered by Moore; and

                  WHEREAS, the Company and Moore desire to restate the Salary Continuation Agreement in its entirety;

                  NOW, THEREFORE, effective as of December 31, 1997, the Company and Moore in consideration for, and pursuant to, the terms of the Consulting Agreement hereby agree to amend and restate the Salary Continuation Agreement as the Non-Qualified Deferred Compensation Agreement hereinafter set forth.

                  1. PRIOR SALARY CONTINUATION AGREEMENT. The terms and provisions of the Salary Continuation Agreement between Moore and INVETECH dated March 28, 1991, are hereby superseded and replaced in their entirety by the terms and provisions of this Agreement.


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                  2.       DEFERRED COMPENSATION BENEFITS.

                           (a) DEFINITION OF RETIREMENT DATE. For purposes of
                  this Agreement, the term "Retirement Date" shall mean January 1, 2003.

                           (b) BENEFITS FOLLOWING MOORE'S RETIREMENT DATE.
                  Commencing on Moore's Retirement Date, the Company shall pay to Moore or to the trustee or trustees under any revocable living trust agreement executed by Moore as grantor under which Moore is the beneficiary during his lifetime, a monthly amount equal to $18,383.00. Such monthly amount shall be payable on the first business day of each calendar month beginning on Moore's Retirement Date and continuing thereafter until a total of 180 monthly payments have been made. In the event that Moore shall die prior to receiving 180 such monthly payments, the Company shall continue to make such payments to the trustee or trustees under any revocable living trust agreement executed by Moore as grantor or any other beneficiary designated by Moore in writing to the Company until a total of 180 such monthly payments have been made.

                           (c) BENEFITS FOLLOWING DEATH PRIOR TO RETIREMENT
                  DATE. In the event that Moore dies prior to reaching his Retirement Date, the Company agrees to pay to the trustee or trustees under any revocable living trust agreement executed by Moore as grantor or to any other beneficiary designated by Moore in writing to the Company a monthly amount equal to the amount generated by $1,295,576.00 (which is the sum of $795,576.00, the amount accrued on the Closing Balance Sheet of INVETECH for the J.M. Moore Salary Continuation Agreement, plus $500,000.00) plus interest at the rate of 7.7% annually, compounded monthly, beginning July 1, 1997 to date of death, paid over a 180-month period using an annual interest rate of 7.7%, compounded monthly. Such monthly amount shall be payable upon the first business day of each calendar month commencing with the first business day of the month following the month in which Moore dies and shall

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                  continue until a total of 180 payments have been made.

                  3. RESTRICTIVE COVENANT. During any period in which Moore receives payments pursuant to this Agreement, Moore shall not directly compete with the Company or any of its affiliates nor shall Moore consult with or be employed by a direct competitor of the Company or any of its affiliates which does business in any state in which the Company or any of its affiliates is qualified to do business.

                  4. FORFEITURE OF PAYMENTS. In the event that Moore violates the condition set forth in Section 3 of this Agreement, and such violation remains uncured for 15 days following receipt by Moore of notice of such violation from the Board of Directors of the Company, then such violation shall constitute a breach of this Agreement, and no further payments shall be due or payable by the Company thereafter and the Company shall have no further liability whatsoever under this Agreement.

                  5. TREATMENT OF NON-QUALIFIED DEFERRED COMPENSATION BENEFITS. It is the intention of the parties hereto that the non-qualified deferred compensation benefits payable under this Agreement will be subject to taxation under Section 3121(v)(2) of the Internal Revenue Code of 1986, as amended, as of December 31, 1997 in the amount of $1,337,679.27.

                  6. ENTIRE AGREEMENT. This Agreement contains the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all other agreements, written or otherwise. This Agreement may not be changed or extended (including additions and deletions) orally or otherwise, except by an agreement or consent in writing signed by both parties hereto.

                  7. NOTICE. For all purposes of this Agreement, all communications including without limitation notices, consents, requests or approvals, provided for herein shall be in writing and shall be deemed to have been duly given when delivered or five business days after having been mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed to the Company (to the attention of the Secretary of the Company) at its principal executive office and to Moore at Moore's principal residence, or to such other address as any party may have furnished to the other in writing and in accordance herewith, except that notices of

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change of address shall be effective only upon receipt.

                  8. GOVERNING LAW. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Ohio, without giving effect to the principles of conflict of laws of such State.

                                       APPLIED INDUSTRIAL TECHNOLOGIES, INC.

/s/ J. Michael Moore                   By:  /s/ Mark O. Eisele
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J. Michael Moore                       Title:  Vice President

Date:  March 16, 1998                  Date:
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